UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 10, 2015, Alan H. Washkowitz notified L-3 Communications Holdings, Inc. (the “Company”) that he intends to retire on May 5, 2015, the date of the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”). The Company is grateful to Mr. Washkowitz for his many years of service to the Board of Directors (the “Board”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2015, the Board of the Company adopted and approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to update certain provisions of the Bylaws to account for amendments to the General Corporation Law of the State of Delaware and developments in corporate governance practices, with such updates to become effective as of the date of the 2015 Annual Meeting. In addition, the Board approved an amendment to the Bylaws, which would add a new Section 6.9, to provide that certain specifically enumerated stockholder actions related to the internal affairs of the Company must be brought exclusively in the Court of Chancery of the State of Delaware, unless the Company consents in writing to an alternative forum (the “Exclusive Forum Amendment”), with such updates to become effective as of the date of the 2015 Annual Meeting, provided that the Exclusive Forum Amendment is approved by the Company’s shareholders at the 2015 Annual Meeting.

The foregoing is a summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
Name:	Allen E. Danzig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: February 12, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.2	Draft Amended and Restated Bylaws of L-3 Communications Holdings, Inc. to become effective as of the date of the Company’s 2015 Annual Meeting of Shareholders to be held on May 5, 2015, with the exception of Section 6.9 that will become effective provided that it is approved by the Company’s shareholders at the 2015 Annual Meeting.